                   WITHDRAWAL OF UNITS OF BENEFICIAL INTEREST
                                       OF

                BURLINGTON RESOURCES COAL SEAM GAS ROYALTY TRUST
                   TENDERED PURSUANT TO THE OFFER TO PURCHASE
                                       OF

                           SAN JUAN PARTNERS, L.L.C.

TO HOLDERS OF UNITS OF BURLINGTON RESOURCES COAL SEAM GAS ROYALTY TRUST WHO HAVE TENDERED UNITS, PURSUANT TO THE OFFER OF SAN JUAN PARTNERS, L.L.C.

     The Offer to Purchase dated January 20, 1998, as amended through January 22, 1998 (as supplemented from time to time, the "SJP Offer to Purchase"), of San Juan Partners, L.L.C. ("SJP") and certain other parties named therein, offering to purchase 5,446,860 Units of Beneficial Interest ("Units") of Burlington Resources Coal Seam Gas Royalty Trust (the "Trust") at a price of $8.25 per Unit (the "SJP Tender Offer"), provides that Units that have been tendered pursuant to the terms of the SJP Offer to Purchase may be withdrawn if the application procedures set forth in "THE TENDER OFFER -- 3. Withdrawal Rights" of the SJP Offer to Purchase are followed.

     The section of the SJP Offer to Purchase entitled "THE TENDER OFFER -- 3. Withdrawal Rights" provides in relevant part as follows:

          For a withdrawal to be effective, a written, telegraphic, or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses specified on the back cover of this Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the Units to be withdrawn, the number of Units to be withdrawn, and (if certificates for Units have been tendered) the name of the registered holder of the Units as set forth in the certificate for the Unit, if different from the name of the person who tendered such Units. If certificates for Units to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the release of such certificates, the serial numbers shown on such certificates must be submitted to the Depositary and, unless such Units have been tendered by an Eligible Institution, the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution. If Units have been tendered pursuant to the procedure for book-entry transfer as set forth in "THE TENDER
     OFFER -- 2. Procedures for Tendering Units," any notice of withdrawal must also specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Units and otherwise comply with the Book-Entry Transfer Facility's procedures. Withdrawals of tenders of Units may not be rescinded and any Units properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, withdrawn Units may be retendered by again following one of the procedures described in "THE TENDER OFFER -- 2. Procedures for Tendering Units" at any time prior to the Expiration Date.

     In connection with the offer (the "Devon Tender Offer") to purchase any and all Units of the Trust by Devon Acquisition Corporation (the "Purchaser"), a wholly-owned subsidiary of Devon Energy Corporation ("Devon"), described in the Purchaser's Offer to Purchase dated February 13, 1998 (as supplemented from time to time, the "Devon Offer to Purchase"), the Purchaser, for the convenience of holders of Units, has provided on the attached page a form of "Notice of Withdrawal" which if properly completed and delivered to The Bank of New York, the depositary for the SJP Tender Offer, will enable holders of Units to properly withdraw Units tendered pursuant to the SJP Tender Offer. This form, a facsimile thereof or any other proper notice of withdrawal may be delivered by hand or sent by telegraph or facsimile transmission or letter to The Bank of New York.

     Units held by The Bank of New York under the SJP Tender Offer must first be withdrawn before they can be tendered into the Devon Tender Offer. Unit holders who desire assistance in withdrawing Units tendered pursuant to the SJP Tender Offer may contact the Information Agent for the Devon Tender Offer at its address and telephone numbers set forth below.

     Copies of the Devon Offer to Purchase and the related Letter of Transmittal are also available from the Information Agent for the Devon Tender Offer, which will expire at 12:00 Midnight, New York City time, on Friday, March 13, 1998, unless extended.

               The Information Agent for the Devon Tender Offer:

                             D.F. KING & CO., INC.

                                77 Water Street
                            New York, New York 10005
                                 (212) 269-5550
                                 (call collect)
                                       or
                         Call Toll-Free (800) 431-9642.

                              NOTICE OF WITHDRAWAL
                                       OF
                          UNITS OF BENEFICIAL INTEREST
                                       OF

                BURLINGTON RESOURCES COAL SEAM GAS ROYALTY TRUST
                              TENDERED PURSUANT TO
                  THE OFFER TO PURCHASE DATED JANUARY 20, 1998
                                       OF

                           SAN JUAN PARTNERS, L.L.C.

                           TO:   THE BANK OF NEW YORK

           By Mail:                     By Facsimile:           By Hand Delivery or Overnight:
 Tender & Exchange Department           (212) 815-6213                Tenders & Exchange
        P.O. Box 11248                                                    Department
    Church Street Station                                             101 Barclay Street
      New York, New York                                         Receive and Delivery Window
          10286-1248                                               New York, New York 10286
                                    Confirm by Telephone:
                                        (800) 507-9357

Gentlemen: the undersigned hereby withdraws the Units of Beneficial Interest (the "Units") of Burlington Resources Coal Seam Gas Royalty Trust identified below:

Name(s) of persons who tendered Units to be withdrawn

_____________________________________________________________________________

Name(s) of registered holder(s) (if different): _____________________________

Number of Units withdrawn: __________________________________________________

(the rest to be completed only if certificates for Units have been delivered or otherwise identified to The Bank of New York or tendered by book-entry transfer)

Certificate Number(s)*: _____________________________________________________
If applicable, check the box for the Book-Entry Transfer Facility where Units were tendered:

[ ] The Depository Trust Company ("DTC")

[ ] Philadelphia Depository Trust Company ("PDTC")

Account number(s): __________________________________________________________

Name of the account: ________________________________________________________

                        (MUST BE SIGNED ON REVERSE SIDE)

* Call D.F. King & Co., Inc. at (800) 431-9642 for assistance if you do not have your Certificate Number(s).

                             UNIT HOLDER SIGN HERE

     Must be signed by registered holders(s) exactly as name(s) appear(s) on Unit certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents previously transmitted or transmitted herewith. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the full title of such person.

________________________________________________________________________________

________________________________________________________________________________
                            Signature(s) of Owner(s)

Dated: ___________________________

Name(s): ______________________________________________________________________

_______________________________________________________________________________

                                  Please Print

Capacity (full title): _________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________
                                                            (Including Zip Code)

(Area Code and Tel. No.): ______________________________________________________

                              SIGNATURE GUARANTEE*

(required if certificates for Units have been delivered or otherwise identified to
                             The Bank of New York)

Authorized Signature: __________________________________________________________

Name: __________________________________________________________________________

Title: _________________________________________________________________________

Address: _______________________________________________________________________

Name of Firm: __________________________________________________________________

(Area Code and Tel. No.): ______________________________________________________

Dated: ___________________________

* The Unit holder's signature above must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an "Eligible Institution"), unless the Unit holder is itself an Eligible Institution.